================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                                  UNITED STATES

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) DECEMBER 22, 2004
                                                        -----------------

                              INTERMET CORPORATION
                              --------------------

             (Exact name of registrant as specified in its charter)

               GEORGIA                  0-13787                58-1563873
               -------                  -------                ----------
   (State or other jurisdiction       (Commission             (IRS Employer
           of incorporation)          File Number)         Identification No.)

          5445 CORPORATE DRIVE, SUITE 200                 48098-2683
                  TROY, MICHIGAN                          ----------
                  --------------
      (Address of principal executive offices)            (Zip Code)

      Registrant's telephone number including area code: (248) 952-2500
                                                         --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
              240.14d-2(b))

         [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
              240.13e-4(c))


================================================================================

ITEM 7.01:  REGULATION FD DISCLOSURE

INTERMET Corporation informed certain major customers in mid-November that it was asking for Bankruptcy Court authority to reject contracts determined to be burdensome primarily because of terms that did not allow sufficient recovery of scrap steel and other raw material costs. On November 17, 2004, INTERMET filed a motion seeking authority to reject certain contracts with some or all of its eleven major customers. INTERMET Corporation announced today that its customer negotiations have been productive and that it has reached agreements with many of its major customers to amend certain purchase orders and contracts on mutually satisfactory terms, primarily related to the recovery of scrap-steel and other raw material costs. As a result, INTERMET is seeking an adjournment of the hearing scheduled today in the U.S. Bankruptcy Court with respect to its motion for authority to reject certain executory customer supply contracts. Productive discussions continue with INTERMET'S remaining major customers.

INTERMET intends in the near future to file a motion with the Bankruptcy Court for authority to assume executory contracts that will set forth the terms of the agreements it reached with its largest customers.

Financial terms of the amended agreements were not disclosed by INTERMET.

This Current Report may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The word "intends" and similar words identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs

INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INTERMET CORPORATION


December 22, 2004               By:  /s/  Alan J. Miller
                                         Alan J. Miller
                                         Vice President, General Counsel and
                                         Assistant Secretary